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                                                                     Exhibit 8.1

                              [Stevens & Lee, P.C.]

                               November 10 , 2003

PHEAA Student Loan Trust I
One Rodney Square, Suite 102
920 King Street
Wilmington, Delaware 19801

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

                  We have acted as special tax counsel for PHEAA Student Loan Trust I, a Delaware statutory trust (the "Issuer"), in connection with the preparation of its registration statement on Form S-3 (333-102638) (the "Registration Statement"), relating to the issuance from time to time in one or more series (each, a "Series") of student loan asset-backed notes (the "Notes") that are registered on such Registration Statement. The Registration Statement has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). As set forth in the Registration Statement, each Series of Notes will be issued under and pursuant to the conditions of an indenture of trust between the Issuer and an indenture trustee, as supplemented by supplemental indentures, all to be identified in the prospectus supplement for such Series of Notes.

                  The Notes are described in the prospectus contained in the Registration Statement (the "Prospectus"). Each Series of Notes will be more particularly described in a supplement to the Prospectus (each, a "Prospectus Supplement").

                  We have reviewed and relied upon all statements, facts, representations and covenants in the Prospectus and form of Prospectus Supplement contained in the Registration Statement. In addition, we have reviewed (a) the form of Amended and Restated Trust Agreement by and between PHEAA Student Loan Foundation, Inc., a Pennsylvania nonprofit corporation, as depositor (the "Depositor"), and Wachovia Bank of Delaware, National Association, a national banking association, as owner trustee (the "Owner Trustee"), (b) the form of Indenture of Trust (the "Indenture") by and among the Issuer and Manufacturers and Traders Trust Company, a New York corporation, as indenture trustee (the "Indenture Trustee"), and as eligible lender trustee (the "Eligible Lender Trustee"), and (c) the form of First Supplemental Indenture of Trust (the "Supplemental Indenture") by and between the Issuer and the Indenture Trustee. We have assumed that all such documents are complete and authentic and either have been or will be duly authorized, executed and delivered, that all statements, facts, representations and covenants made therein are and remain true (without regard to any qualifications stated therein and without undertaking to verify such statements, facts and representations by independent investigation), that the respective parties thereto and all parties referred to therein will act in all respects at all relevant times in conformity with the requirements and provisions of such documents, and that none of the terms and conditions contained therein has been or will be waived or modified in any respect. In particular, we note that, pursuant to the Indenture, the Issuer, the Owner Trustee, the Depositor, the Indenture Trustee and each noteholder agree to treat the Notes as debt for federal income tax purposes.


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                  As to any material facts that are not known to us, we have relied upon statements and representations of officers and other representatives of the Pennsylvania Higher Education Assistance Agency ("PHEAA"), the Depositor, the Issuer, the Indenture Trustee, and of public officials. We have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of any relevant facts, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of PHEAA, the Depositor, the Indenture Trustee and of public officials in connection with the preparation and delivery of this letter.

                  We have advised the Issuer with respect to certain anticipated federal income tax consequences of the proposed issuance of the Notes. This advice is summarized under the heading "U.S. Federal Income Tax Considerations" in the Prospectus, as it may be modified in the summary contained under the heading "Federal Income Tax Consequences" in the Prospectus Supplements, all of which are part of the Registration Statement. The summary in the Prospectus does not purport to discuss all possible federal income tax consequences of the issuance of the Notes or the federal income tax consequences to all possible investors in the Notes, but, to the extent the summary purports to discuss certain federal income tax laws of the United States relating to the Notes, in our opinion, the summary constitutes a fair summary of the principal U.S. federal income tax consequences of the purchase, beneficial ownership and disposition of the Notes, based on current law. Accordingly, we hereby confirm the opinions expressly set forth under the above-captioned heading in the Prospectus as representing our opinions as to certain material federal income tax consequences of the purchase, ownership and disposition of the Notes, subject to any modifications in the Prospectus Supplements, and all subject to qualifications stated herein or therein. There can be no assurance, however, that contrary positions will not be taken by the Internal Revenue Service or that the law will not change.


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                  Our advice and opinions are based on the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations, and rulings and decisions thereunder, each as in effect on the date hereof, and may be affected by amendments to the Code or to Treasury regulations thereunder or by subsequent judicial or administrative interpretations thereof. We expressly disclaim any obligation or undertaking to update or modify this letter as a consequence of any future changes in applicable laws or Treasury regulations or the facts bearing upon this opinion letter, any of which could affect our conclusions. We express no opinion other than as to the federal income tax laws of the United States of America.

                  Each Prospectus Supplement and Supplemental Indenture pertaining to a specific Series is to be completed subsequent to the date of this letter. Accordingly, we have not examined any Prospectus Supplement or Supplemental Indenture relating to any specific Series to be issued, and our advice and opinions do not address the contents of any such Prospectus Supplement or Supplemental Indenture except as and to the extent that the provisions of same may be described in the Prospectus. We understand that each Prospectus Supplement will contain a discussion of any material federal income tax consequences pertaining to the Series to be offered thereunder which are not addressed in the Prospectus.

                  We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under each of the above-captioned headings in the Prospectus and Prospectus Supplements forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                                     Very truly yours

                                                     /s/ STEVENS & LEE, P.C.